UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Commission File Number: 333-146758

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center 116 Zizhuyuan Road Haidan District Beijing, China 100097
(Address of principal executive offices)
86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2009, Mr. Rong Yang resigned as the Chief Financial Officer of China Infrastructure Construction Corporation (the “Company”). Mr. Yang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices

Effective December 17, 2009, Ms. Yiru Shi was appointed as acting Chief Financial Officer of the Company, and the Company entered into an employment agreement with Ms. Shi, dated December 17, 2009, a copy of which is filed herewith (the “Employment Agreement”).

The Employment Agreement provides that Ms. Shi will serve as acting CFO of the Company for a three-month probation period (the “Probation Period”), at the end of which the Board will review Ms. Shi’s performance and approve her appointment as the Company’s Chief Financial Officer. The term of the Employment Agreement is two years, including the Probation Period, with a renewal option upon a 15-day written notice in advance (the “Term”). Ms. Shi will be compensated as follows:

1.	An annual salary of $150,000, or $12,500 monthly payable in U.S. dollars; and
2.
Options to purchase 300,000 shares of the Common Stock of the Company, exercisable at $3.90 per share, to vest in two equal installments respectively on December 17, 2010 and December 17, 2011. If Ms. Shi’s employment is terminated prior to the vesting date, any unvested options will be terminated. If her employment is terminated after the vesting date, any vested but unexercised options shall terminate on the 91st day following the date of the termination of her employment.  The details of such options are set forth on the Option Grant Agreement.

Set forth below is a brief biography of Ms. Yiru Shi:

Ms. Yiru Shi, age 36, before joining the Company, served as the Chief Financial Officer of Shengtai Pharmaceutical, Inc., a U.S. public company since 2008. From 2005 to 2008, Ms. Shi was the audit manager for Kabani & Co., Inc., a PCAOB registered auditor headquartered in California. From 2002 to 2004, Ms. Shi was a controller at Aroa Marketing. Prior to that, Ms. Shi worked as Channel Program Manager at Sun Microsystems and as a financial analyst at Hewlett Packard China. Ms. Shi is a Certified Public Accountant since 2007. She graduated with an MBA degree from University of California, Irvine in 2003. She received her bachelor’s degrees in Computer Science and International Trade and Business from Beijing Polytechnic University in 1997.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated December 17, 2009, by and between the Company and Ms. Yiru Shi.

Exhibit 10.2	Option Agreement, dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

December 22, 2009	By:	/s/ Rong Yang
Rong Yang
Chief Executive Officer and Director